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                                                                 EXHIBIT 10.48.1


PAN AMERICAN BANK, FSB
RETAIL BANK MANAGEMENT INCENTIVE PLAN
As Amended Effective July 1, 1997


The purpose of the Pan American Bank, FSB ("PAB") Retail Bank Management Incentive Plan described herein is as follows:

     . To provide an annual incentive for those key management associates within the Retail Bank Division who have the ability to make an impact on the financial results of the organization.
     .  To reinforce the Bank's annual financial objectives.
     . To provide competitive rewards to key management associates commensurate with the Bank's financial success.

Effective Date
--------------

The original effective date of the Plan is June 30, 1996 and covered the fiscal year 1997 (July 1, 1996 to June 30, 1997). The Plan will have a special "stub year" for the period of July 1, 1997 through December 31, 1997. The next full year of the Plan shall be January 1, 1998 through December 31, 1998. The Plan has no termination date, but the Company reserves the right to change the provisions of the Plan at any time.

Administration
--------------

The Plan shall be administered by the President and the SVP/Controller, subject to the concurrence of the Chairman of the Board. The Board of Directors will approve the Plan and any changes to the Plan. Approval of all awards, other than his own, shall be made by the President subject to first being submitted to the Board of Directors for final approval.

Eligibility
-----------

Eligibility for the Plan is to include the PAB Retail Bank management associates, who by the nature of their responsibilities have the ability to make a significant impact on profitability and are selected for participation in the Plan by the President and the SVP/Controller and approved by the Board. Participants must be employed and in good standing by PAB at the time the bonuses are payable (generally within 60 days following the year end) to be eligible.

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                              OVERVIEW OF THE PLAN

The Plan works essentially as follows:

 .    Each year, plan participants will be assigned a Target Bonus represented as a percentage of salary and based on full achievement of approved financial and management objectives.

 .    Financial and management objectives will be established that reflect goals critical to the success of the Bank. Income Before Taxes will always be a primary goal, but other financial goals and management objectives may vary from year to year. A weighting is established for each of these goals dependent on the importance to the Bank. Financial objectives may or may not be the same as the approve budget.

 .    Entry level and maximum financial performance targets will be established as well.

 .    The total of the Target Bonus values for all participants in the program will constitute the Target Bonus Pool for the Bank.

 .    The Attainment Percent, represented as a percentage of target shall be calculated based upon the actual results compared to entry level, target and maximum values described in the Plan schedule for the year. The Attainment Percent will be the extrapolated results, rounded to the nearest tenth of a percent, using either the entry level and target values or target level and maximum values.

 .    Actual Bonus Earned for participants is calculated based on the Attainment
     Percent for each of the established goals, the Weighting of the goal, and the Target bonus for each of the participants.

 .    No bonus is payable on management and other financial objectives if the entry level is not attained for Income Before Taxes. This means that even if objectives are met for other established goals, no bonus will be payable on these objectives, and no bonus will be payable under the Plan, until at least the entry level goal for Income Before Taxes is attained.

 .    Bonuses will generally be awarded within sixty (60) days following the year end. At the discretion of the President or the Chairman of the Board, bonus awards may be delayed subsequent to the certified audit of the year during which the bonus was earned.

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                              SIZE OF TARGET BONUS

A Target Bonus will be assigned to each position according to competitive market conditions, salary surveys and internal relationships of jobs with the Bank.

Base salary used in calculating the Target Bonus is typically defined as the current annual salary in effect subsequent to salary reviews for officers each year, but that may be modified given a promotion of a participant and the approval of both the President and the Board. In the event that an individual's Target Bonus Level changes during the course. of the year, the assigned Target Bonus will be recalculated on a pro-rata basis according to the amount of time spent at each bonus level.

              ENTRY INTO THE PLAN, CHANGE OF ASSIGNMENT --TRANSFER

If an employee enters the Plan mid-year, he/she will participate in the Plan on a pro-rata basis dependent on the number of months, rounded to the nearest half month, in the Plan. In the event of a change of assignment which would result in a change of Target Bonus during the course of the year, the assigned Target Bonus(es) will be computed on the base salary figure received at each position.

                             TERMINATION PROVISIONS

Release, Reduction in Work Force, or Resignation
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If a participant in the Plan is not on the payroll at the end of the Plan year,

and at the time the bonuses are awarded, a bonus will not be paid regardless of
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length of service or reason for termination or resignation, except as provided for under the next section.

Termination Due to Death or Retirement, and Employees on Total and Permanent
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Disability or Approved Leaves of Absence
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A pro-rata bonus based on active employment is payable under these circumstances and will be based upon the assigned Target Bonus and corresponding base salary received while covered under the Plan.

Discharge by the Company for Willful and Deliberate or Gross Misconduct
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Any right of the employee to a bonus under the Plan shall be forfeited.

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                                  DEFINITIONS

GOALS
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Income Before Tax
-----------------

Income before tax is defined as the dollar amount shown on the PAB Certified Financials in each year. This amount should include a provision for the accrual of bonus at the targeted amounts.

PLAN TERMS

Entry Level
-----------
This is defined as the minimum performance, as approved by the Board of Directors, expected to be achieved for any bonus to be awarded.

Target Level
------------
This is the level against which a maximum award would be paid if the amount or greater is achieved.

Target Percentage of Salary
---------------------------

This is the target amount, represented as a percentage of salary that will be awarded the participant if the Bank is to meet all of its financial and management objectives at the target level.

Attainment Percent
------------------

This shall be calculated based upon the actual results compared to entry level, target and maximum values described in the Plan schedule for the year. The Attainment Percent will be the extrapolated results, rounded to the nearest tenth of a percent, using either the entry level and target values of target level and maximum values.

Weighting of Goals
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Shall be the weighting as represented in a whole percent that has been established for each of the financial and management goals.

Total Bonus Percent Earned
--------------------------

This represents the sum of PAB's performance against goals and is to be calculated for each goal by multiplying the Attainment Percent by the Weighting that has been established for each goal. This should be expressed to the nearest tenth of a percent. The result for each of the goals is then totaled to represent the Total Bonus Percent Earned.

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Total Bonus Earned
------------------

Total Bonus Percent Earned represents the bonus due a participant and is to be calculated by multiplying the Total Bonus Percent Earned by the Participants' Target Percentage. The result is then multiplied by the salary of the participant and may be further reduced by the percentage of the year that the participant was not employed if he/she was not with the Bank at the beginning of the year.

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PAN AMERICAN BANK, FSB
RETAIL BANK MANAGEMENT INCENTIVE PLAN
Attachment

Special Stub Year
Period July 1, 1997 through December 31, 1997


Eligible Participants
---------------------

Key PAB Retail Bank management associates for the period stated above shall be the following positions:

 .     VP/Retail Markets and Operations
 .     Retail Sales and Training Manager
 .     Marketing Director
 .     Branch Sales Manager, Mission Branch
 .     Branch Sales Manager, San Mateo Branch
 .     Branch Sales Manager, Burlingame Branch
 .     Branch Sales Manager, San Carlos Branch
 .     Branch Sales Manager, Panorama City Branch

All incumbents must meet the eligibility requirements as stated in the Plan.

Determination of Bonus Awards
-----------------------------

Due to the change from fiscal to calendar year, this "stub year" has been established. Bonuses will be determined based on individual and corporate performance. The bonuses awarded for this period will be at the discretion of the SVP/Controller, the President and the Chairman of the Board following review of performance.

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PAN AMERICAN BANK, FSB
RETAIL BANK MANAGEMENT INCENTIVE PLAN
Attachment

Calendar Year Beginning January 1, 1998

In January, the SVP/Controller, the President and the Board of Directors will determine the eligible positions for the current Retail Bank Management Incentive Plan. At that time, goals as described in the Plan will be determined, and Target incentives will be selected as described within the Plan.

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Retail Markets and Operations Bonus Program



                                                              SAMPLE
Eligible Participants
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                                        Salary      Salary       TARGET BONUS                     Minimum Bonus    Maximum     Bonus
      Name               Title          Monthly     Annual     %             $    Total  Comp.       %       $         %        $

Each Incumbent       Position Title     $          $           As Determined $    $             50% of Target     15% of Target
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Totals                                                                   $0        $0



Measurements
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Goals(1)                         Weighting          Target            Minimum                 Maximum         Actual      %Earned
Deposit Level                      30%               TBD            85% of Target          115% of Target
Fee Income                         30%               TBD            85% of Target          115% of Target
Operating Expenses                 10%               TBD            85% of Target          115% of Target
Individual Objectives              30%               TBD            85% of Target          115% of Target

1)  Goals to be established for each branch, cumulative goals, non-branch management associates.

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

Consolidated bank minimum pretax income goal and minimum ROE goal must be met to qualify for any bonus award.

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